                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            -------------------

                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------

                            (Amendment No. ___)

[x]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       Leucadia National Corporation
- ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


- ---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 1996

                            ------------------------

                                                  April 18, 1996

     To Our Common Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Leucadia National Corporation (the "Company") to be held on May 14, 1996, at 1:00 p.m., at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York:

          1.  To elect six directors.

          2. To consider and act upon an amendment to the Company's 1992 Stock Option Plan to limit to 300,000 the maximum number of the Company's common shares, par value $1.00 per share (the "Common Shares"), with respect to which options and/or rights may be granted under the 1992 Stock Option Plan to any individual in any one taxable year.

          3. To ratify the selection of Coopers & Lybrand LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1996.

          4. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          Only holders of record of the Common Shares at the close of business on April 12, 1996 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                                   By Order of the Board of Directors.

                                        RUTH KLINDTWORTH
                                            Secretary

                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           --------------------------

                                                       April 18, 1996

          This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Leucadia National Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on May 14, 1996 and at any adjournments thereof.

          At the Meeting, Shareholders will be asked:

          1.  To elect six directors.

          2. To consider and act upon an amendment to the Company's 1992 Stock Option Plan to limit to 300,000 the maximum number of the Company's common shares, par value $1.00 per share (the "Common Shares"), with respect to which options and/or rights may be granted under the 1992 Stock Option Plan to any individual in any one taxable year (the "Amendment").

          3. To ratify the selection of Coopers & Lybrand LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1996.

          4. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          The Board of Directors has fixed the close of business on April 12, 1996 as the record date for the determination of the holders of Common Shares entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Common Share held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on April 12, 1996, there were 60,253,006 Common Shares entitled to vote.

          All references in this Proxy Statement to the Common Shares and to prices of the Common Shares reflect a two-for-one stock split effective on November 15, 1995.

          This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about April 18, 1996.

                                   THE MEETING

     DATE, TIME AND PLACE

          The Meeting will be held on May 14, 1996, at 1:00 p.m., local time, at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York.

     MATTERS TO BE CONSIDERED

          At the Meeting, Shareholders will be asked to consider and vote to elect six directors and to approve the Amendment and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS," "PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS". The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

     RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

          Shareholders as of the Record Date (i.e., the close of business on April 12, 1996) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 60,223,006 Common Shares outstanding and entitled to vote, with each share entitled to one vote.

     REQUIRED VOTES

          Election of Directors. Under New York law, the affirmative vote of the holders of a plurality of the Common Shares voted at the Meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

          Other Matters. Under the Internal Revenue Code of 1986, as amended (the "Code"), shareholder approval of the Amendment is required. Under New York law, the affirmative vote of the holders of a majority of all outstanding Common Shares entitled to vote thereon is required to approve the Amendment. Abstentions and broker non-votes are considered in determining the number of votes required to attain a majority of the outstanding shares in connection with the proposal to approve the Amendment. Because abstentions and broker non-votes are not affirmative votes for the matter, they will have the same effect as votes against the matter.

          The ratification of the selection of Coopers & Lybrand LLP as independent auditors is being submitted to Shareholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Shareholders. If the Shareholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Shareholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its
     Shareholders.   Abstentions and broker non-votes are not counted in
     determining the votes cast in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

          Ian M. Cumming, Chairman of the Board of Directors, beneficially owns 10,285,402 or approximately 17.1% of the Common Shares out-standing at the Record Date, Joseph S. Steinberg, a Director and President, beneficially owns 9,277,340 or approximately 15.4% of the Common Shares outstanding at the Record Date and two trusts for the benefit of Mr. Steinberg's minor children (the "Steinberg Children Trusts") beneficially own 1,127,400 or approximately 1.9% of the Common Shares outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts. The Cumming Foundation and the Joseph S. and Diane
     H. Steinberg 1992 Charitable Trust, private charitable foundations independently established by Messrs. Cumming and Steinberg, respectively, beneficially own 273,094 or approximately .5% (excluding 194,747 Common Shares which The Cumming Foundation has the right to acquire upon conversion of the Company's 5-1/4% Convertible Subordinated Debentures due 2003 (the "Debentures")) and 190,246 or approximately .3% (excluding 169,008 Common Shares which the Joseph S. and Diane H. Steinberg 1992 Charitable Trust has the right to acquire upon conversion of the Company's Debentures) of the Common Shares outstanding at the Record Date, respectively. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the Common Shares held by their respective private charitable foundations. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Shares that they beneficially own to be voted in favor of each nominee named herein, in favor of the Amendment and in favor of ratification of selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other directors and officers of the Company beneficially own approximately .7% of the Common Shares outstanding at the Record Date (excluding Common Shares which such directors and officers have the right to acquire upon exercise of currently exercisable options). ACCORDINGLY, ASSUMING ALL OF SUCH DIRECTORS AND OFFICERS AND THE STEINBERG CHILDREN TRUSTS AND THE TWO PRIVATE CHARITABLE FOUNDATIONS CAUSE ALL COMMON SHARES BENEFICIALLY OWNED BY THEM (EXCLUDING COMMON SHARES ACQUIRABLE UPON THE EXERCISE OF OPTIONS AND THE CONVERSION OF DEBENTURES) TO BE VOTED IN FAVOR OF EACH NOMINEE NAMED HEREIN, IN FAVOR OF APPROVAL OF THE AMENDMENT AND IN FAVOR OF RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS, APPROVAL OF THE AMENDMENT WILL REQUIRE THE AFFIRMATIVE VOTE OF AN ADDITIONAL APPROXIMATELY 14.2% OF THE OUTSTANDING COMMON SHARES. THE ADDITIONAL 14.2% OF THE OUTSTANDING COMMON SHARES WILL BE OBTAINED IF 22.2% OF THE COMMON SHARES HELD BY THE PUBLIC ARE VOTED IN FAVOR OF THE AMENDMENTS. ELECTION OF EACH NOMINEE AND RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS WILL BE ASSURED UNLESS MORE THAN 71.9% OF THE OUTSTANDING COMMON SHARES ARE VOTED ON SUCH MATTERS.

     VOTING AND REVOCATION OF PROXIES

          Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope.
     Common Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director
                                  ---
     named herein and FOR ratification of selection of independent
                      ---
     auditors.

          Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

     PROXY SOLICITATION

          The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Share-holders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.

     INDEPENDENT AUDITORS

          The Company has been advised that representatives of Coopers & Lybrand LLP, the Company's independent auditors for 1995, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              ELECTION OF DIRECTORS

          At the Meeting, six directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The Board of Directors has determined not to fill the vacancy left by the resignation of John W. Jordan II as a director of the Company in June 1995, and accordingly, has fixed the number of directors constituting the full Board of Directors at six. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the six nominees
                                                    ---
     named by the Board of Directors and listed on the following table.
     The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of April 12, 1996.


                                 Age, period served as director, other business
     Name and present position   experience during the last five years and
     if any, with the Company    family relationships, if any
     -------------------------   -----------------------------------------

     Ian M. Cumming,
        Chairman of the Board .  Mr. Cumming, 55, has served as a director and
                                 Chairman of the Board of the Company since June 1978. In addition, he is a director of Allcity Insurance Company ("Allcity") and MK Gold Company ("MK Gold"). Allcity, a consolidated subsidiary of the Company, is a property and casualty insurer. MK Gold, approximately 46% of the common stock of which is beneficially owned by the Company, is an international gold mining company. Mr. Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier.

     Paul M. Dougan  . . . . .   Mr. Dougan, 58, has served as a director of
                                 the Company since May 1985. He has been a director and President and Chief Executive
                                 Officer of Equity Oil Company ("Equity Oil"), a company engaged in oil and gas exploration and production, since January 1994. Prior thereto, he served as corporate secretary and manager of corporate development of Equity
                                 Oil since May 1968.

     Lawrence D. Glaubinger. .   Mr. Glaubinger, 70, has served as a director of
                                 the Company since May 1979. He has been Chairman of the Board of Stern & Stern
                                 Industries, Inc., a New York corporation, primarily engaged in the manufacture and sale of textiles, since November 1977. He has also been President of Lawrence Economic Consulting
                                 Inc., a management consulting firm, since
                                 January 1977. Mr. Glaubinger is a director of Marisa Christina Inc., an importer of women's clothing.

     James E. Jordan . . . . .   Mr. Jordan, 52, has served as a director of
                                 the Company since February 1981.  Since
                                 October 1986, he has been President of The
                                 William Penn Corporation ("William Penn").
                                 William Penn, approximately 19.7% of the common stock of which is beneficially owned by the Company, is a holding company for an investment advisor to The William Penn family of mutual funds. Mr. Jordan is a director of three mutual funds in The William Penn family, Penn Square Mutual Fund, William Penn
                                 Interest Income Fund and Scottish Widows
                                 International Fund, and a director of
                                 Mezzanine Capital & Income Trust 2001 PLC, a
                                 British investment trust company.

                                 Age, period served as director, other business
     Name and present position   experience during the last five years and
     if any, with the Company    family relationships, if any
     -------------------------   -----------------------------------------


     Jesse Clyde Nichols, III .  Mr. Nichols, 56, has served as a director of the Company since June 1978. He has been President, since May 1974, of Nichols Industries, Inc., a holding company engaged, through subsidiaries, in manufacturing.


     Joseph S. Steinberg,
       President . . . . . . .   Mr. Steinberg, 52, has served as a director
                                 of the Company since December 1978 and as President of the Company since January 1979.
                                 He is also a director of Allcity, MK Gold and Jordan Industries, Inc. ("JII"), a public company, approximately 11% of the common stock of which is beneficially owned by the Company, which owns and manages manufacturing companies.



       The Board of Directors recommends a vote FOR the above named nominees.

                             INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     MEETINGS AND COMMITTEES

       During 1995, the Board of Directors held four meetings.

       The Board of Directors has a standing Audit Committee, Executive Committee and Employee Benefits Committee.

       The functions of the Audit Committee are to recommend to the Board independent auditors for the Company, to analyze the reports and recommendations of such auditors and to review internal audit procedures and controls. The Audit Committee met once during 1995 and consists of Messrs. Dougan (Chairman), Nichols and Glaubinger.

       The functions of the Executive Committee are to exercise the authority of the Board of Directors in the management of the business of the Company at such times as the full Board of Directors is unavailable. The Executive Committee, which did not meet during 1995, consists of Messrs. Cumming, Steinberg and Glaubinger.

       The functions of the Employee Benefits Committee are to review compensation of the Chairman of the Board and President, and employee benefit and incentive plans and to present recommendations thereon to the Board. The Employee Benefits Committee also functions as the Option Committee under the Company's 1982 Stock Option Plan, as amended, and under the Company's 1992 Stock Option Plan. The Employee Benefits Committee, which met twice during 1995, consists of Messrs. Nichols (Chairman), Dougan and Jordan.

       All directors attended at least 75% of the meetings of the Board and committees of the Board on which they served.

     CERTAIN LITIGATION

       On May 11, 1994, a shareholder of the Company filed a purported derivative action entitled Pinnacle Consultants, Ltd. v. Leucadia
                                --------------------------    --------
     National Corporation, et al. (C.A. No. 94 Civ. 3496) against the
     ----------------------------
     Company's current Board of Directors and two former directors, John W. Jordan II and Melvin Hirsch. The action, which was filed in the United States District Court for the Southern District of New York, alleged certain Racketeer Influence and Corrupt Organizations Act, securities law, conversion and fraud claims that were dismissed with prejudice by the Court and two state law claims of waste and breach of fiduciary duty that were dismissed by the Court for lack of jurisdiction. On January 11, 1996, plaintiff filed a notice of appeal with the Second Circuit Court of Appeals.

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


                  PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES

       Set forth below is certain information as of April 12, 1996 with respect to the beneficial ownership of Common Shares by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares (the Company's only class of voting securities), (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table under "EXECUTIVE COMPENSATION," (iv) the Steinberg Children Trusts and private charitable foundations established by Mr. Cumming and Mr. Steinberg and (v) all officers and directors of the Company as a group.

                                Number of Shares
       Name and Address         and Nature of                Percent
       of Beneficial Owner      Beneficial Ownership         of Class
       -------------------      ----------------------       --------

       Group consisting of
         Travelers Group Inc.
         and Smith Barney
         Holdings Inc. (a)              3,515,295 (b)           5.8%
       Group consisting of
         CMCO, Inc., Robert
         Davidoff, Edwin S.
         Marks, Nancy A.
         Marks, Boas GRAT
         No. 1 Trust, Marks
         Family Foundation,
         Mark Claster and Andrew
         Boas (c)(d)                    3,269,784               5.4%
       Paul J. Borden                       4,800 (e)             *
       Ian M. Cumming                  10,285,402 (f)(g)       17.1%
       Paul M. Dougan                       2,000 (h)             *
       Lawrence D. Glaubinger              73,000 (i)            .1%
       Lawrence S. Hershfield              37,950 (j)             *
       James E. Jordan                     37,000 (k)             *
       Thomas E. Mara                     133,944 (l)            .2%
       Jesse Clyde Nichols, III            62,837 (m)            .1%
       David K. Sherman                    14,400 (n)             *
       Joseph S. Steinberg              9,277,340 (g)(o)       15.4%
       The Steinberg Children
         Trusts                         1,127,400 (p)           1.9%
       Cumming Foundation                 467,841 (q)            .8%
       The Joseph S. and Diane
         H. Steinberg 1992
         Charitable Trust                 359,254 (r)            .6%
       All directors and officers as
         a group (12 persons)(s)       20,054,895 (t)          33.3%
     ___________________

       *  Less than .1%.

       (a) The business address of this beneficial owner is 388 Greenwich Street, New York, New York 10013.

       (b) According to a Statement on Schedule 13G dated February 5, 1996, filed by Travelers Group Inc. and its wholly owned subsidiary, Smith Barney Holdings Inc., beneficial ownership of such Common Shares assumes the conversion of certain securities not specified in the Schedule 13G. Such entities disclaim beneficial ownership of such Common Shares.

       (c) The business address of this beneficial owner is c/o CMCO, Inc., 135 East 57th Street, New York, New York 10022.

       (d) Based upon Amendment No. 1 to a Statement on Schedule 13D dated December 1, 1992 filed by CMCO, Inc., Robert Davidoff, Edwin S. Marks, Nancy A. Marks, Boas GRAT No. 1 Trust, Marks Family Foundation, Mark Claster and Andrew Boas and information provided by CMCO, Inc.

       (e) Includes 2,400 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

       (f) Includes 413,112 (.7%) Common Shares beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee (the "Trusts")) as to which Mr. Cumming may be deemed to be the beneficial owner.

       (g) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company.

       (h) Consists of 2,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

       (i) Includes 500 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

       (j) Includes 15,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

       (k) Includes 5,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

       (l) Includes (i) 20,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options and (ii) 49,200 (less than .1%) Common Shares owned by Mr. Mara's wife and minor daughter as to which Mr. Mara disclaims beneficial ownership.

       (m) Includes 11,400 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

       (n) Includes 12,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

       (o) Includes 46,400 (less than .1%) Common Shares beneficially owned by Mr. Steinberg's wife and minor daughter as to which Mr. Steinberg may be deemed to be the beneficial owner.

       (p) Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts.

       (q) Includes 194,747 Common Shares that may be acquired by this private charitable foundation upon conversion of the Company's Debentures. Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the Common Shares held by the foundation.

       (r) Includes 169,008 Common Shares that may be acquired by this private charitable foundation upon conversion of the Company's Debentures. Mr. Steinberg and his wife are the trustees of the foundation. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the foundation.

       (s) Excludes Lawrence S. Hershfield, who, effective October 30, 1995, in connection with his relocation to Moscow, ceased to be an executive officer of the Company.

       (t) Includes 49,200 Common Shares owned of record by the wife and minor daughter of Mr. Mara as to which he disclaims beneficial ownership. In addition, because they may be acquired within 60 days, includes (i) 18,900 Common Shares that may be acquired by directors pursuant to the exercise of currently exercisable stock options; and (ii) 46,800 Common Shares that may be acquired by certain officers pursuant to the exercise of currently exercisable stock options.

          As of April 12, 1996, Cede & Co. held of record 34,861,475 Common Shares (approximately 57.9% of the total number of Common Shares outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

          The following table sets forth information in respect of the compensation of the Chairman of the Board, the President, each of the other three most highly compensated current executive officers of the Company in 1995 and one former executive officer, for services in all capacities to the Company and its subsidiaries in 1995, 1994 and 1993.





                                                                                             Long-Term
                                                   Annual Compensation                     Compensation
                               -----------------------------------------------------------------------------------------------
                                                                                             Options/
 Name and Principal                                                     Other Annual         Warrants          All Other
    Position(s)           Year       Salary           Bonus (1)         Compensation       (# of shares)      Compensation
 --------------------     ----       ------           ---------         ------------      -------------       ------------
 Ian M. Cumming,          1995       $504,808         $290,545(2)         $174,759(4)           --            $76,644(5)
 Chairman of the Board    1994        491,497          950,000(3)          306,906(4)           --             71,975
                          1993        477,365        2,214,505             300,345(4)          --              57,313(6)

 Joseph S. Steinberg,     1995       $505,960         $354,944(2)         $254,443(4)           --            $80,280(5)
 President                1994        491,500          950,000(3)          270,722(4)           --             60,120
                          1993        477,365        2,214,505             271,603(4)           --             58,083(6)

 Thomas E. Mara,          1995       $210,000         $856,300                --                --            $19,250(5)
 Executive Vice           1994        205,006          506,150                --                --              9,500
 President and            1993        199,923          406,000                --              20,000            4,497
 Treasurer

 David K. Sherman,        1995        $96,150         $252,885                --                --             $3,750(7)
 Vice President           1994         93,540          252,775                --                --              2,382
                          1993         89,769          182,700                --               6,000            4,497

 Paul J. Borden,          1995       $106,000         $203,180                --                --             $3,750(7)
 Vice President           1994        103,012          203,090                --                --              2,652
                          1993         99,923          202,000                --               6,000            4,497

 Lawrence S.              1995       $210,000(9)    $1,039,900(9)         $170,884(4)           --            $52,350(11)
 Hershfield(8)            1994        205,004          656,150(10)          86,442(4)           --              3,750
                          1993        175,653          556,000                --              30,000            4,497

     ______________________

     (1) Generally, performance bonuses for Messrs. Cumming and Steinberg for services rendered during a year are considered at the organizational meeting of the Board of Directors for the following year (which is generally held during the second fiscal quarter). However, in response to federal tax laws affecting the tax consequences associated with certain executive compensation in excess of $1,000,000 per year, performance bonuses for Messrs. Cumming and Steinberg for services rendered in 1993 were determined and paid in 1993, and portions of the performance bonuses for Messrs. Cumming and Steinberg for services rendered in 1994 and 1995 were determined and paid in 1994 and 1995, respectively, as described below.

     (2) To permit the Company to fully utilize the maximum deduction available for compensation paid to Messrs. Cumming and Steinberg in 1995, the Board of Directors accelerated into 1995 the payment of a portion of the 1995 performance bonus for each of Messrs. Cumming and Steinberg necessary to bring up to $1,000,000 the total compensation paid (for tax purposes) to each of them in 1995. The Employee Benefits Committee of the Board of Directors intends to consider the payment of an additional 1995 performance bonus to each of Messrs. Cumming and Steinberg at the Board of Directors meeting to


                                       10



               be held following the 1996 Annual Meeting. See "Report of the Compensation Committee of the Board of Directors--Compensation of Messrs. Cumming and Steinberg."

     (3) Includes $373,990 and $348,008 (net of withholding taxes already paid by Messrs. Cumming and Steinberg) for each of Messrs. Cumming and Steinberg, respectively, out of the $2,500,000 placed in escrow in 1992 for the benefit of each of Messrs. Cumming and Steinberg (the "1992 Escrows") by Leucadia, Inc., a wholly owned subsidiary of the Company ("LI"), pursuant to agreements dated as of December 28, 1992 between LI and each of Messrs. Cumming and Steinberg (the "1992 Escrow Agreements"). These amounts were paid in May 1995 to fund a portion of the 1994 performance bonuses, net of withholding taxes already paid by Messrs. Cumming and Steinberg. The 1992 Escrow Agreements are identical to those described in footnote (6) below, except (i) such funds vest at the rate of 20% for each full calendar year after December 31, 1992 during which Messrs. Cumming and Steinberg continue to be employed by the Company or any of its subsidiaries, (ii) in the event of the death or disability of Mr. Cumming or Mr. Steinberg, the funds would be 100% vested and (iii) amounts vested are to be paid to Messrs. Cumming and Steinberg on January 1, 1998, unless payment is accelerated by the Board. As of December 31, 1995, Messrs. Cumming and Steinberg each have vested with respect to an aggregate of $1,500,000 of the 1992 Escrow. The funds paid out of the 1992 Escrow reflected in this table were paid out of vested amounts. See "Report of the Compensation Committee of the Board of Directors-- Compensation of Messrs. Cumming and Steinberg."

     (4) Consists of non-cash compensation valued in accordance with the disclosure rules of the Securities and Exchange Commission, as follows: personal use of corporate aircraft (Mr. Cumming:
               $165,645, $305,995 and $299,434 in 1995, 1994 and 1993,
               respectively, and Mr. Steinberg: $248,971, $264,338 and $265,219 in 1995, 1994 and 1993, respectively); and relocation expenses (Mr. Hershfield: $151,044 representing housing and certain other expenses related to Mr. Hershfield's assignment to Moscow in 1995 and $79,607 representing expenses incurred in connection with Mr. Hershfield's relocation to New York in 1994). The value of such other compensation for federal tax purposes may differ.

     (5) Included in this amount is the annual premium on a term life insurance policy paid by the Company for the benefit of such person ($15,540 for Mr. Cumming and $18,530 for Mr. Steinberg), directors' fees from affiliates of the Company ($57,354 for Mr. Cumming, $58,000 for Mr. Steinberg and $15,500 for Mr. Mara) and a contribution of $3,750 made by the Company, to a defined benefit plan on behalf of the named person.

     (6) Excludes $4,000,000 placed in escrow in 1993 (the "1993 Escrow") by the Company for the benefit of each of Ian M. Cumming and Joseph S. Steinberg pursuant to agreements dated as of December 28, 1993 between the Company and each of Messrs. Cumming and Steinberg (the "1993 Escrow Agreements"). The funds vest at the rate of 20% for each full calendar year after December 31, 1997 during which Messrs. Cumming and Steinberg, respectively, continue to be employed by the Company or any of its subsidiaries. Each of Messrs. Cumming and Steinberg is entitled to be 50% vested upon his death or disability, and 100% vested upon (i) termination without cause, (ii) the merger of the Company with another corporation which results in a change of control of the Company, the sale of all or substantially all of the Company's assets or the acquisition by a person or group of persons of more than 50% of the Common Shares, or (iii) the Company becoming subject to bankruptcy, insolvency or similar proceedings. The vesting and payment schedule is also subject to acceleration at the sole discretion of the Board of Directors, excluding Messrs. Cumming and Steinberg, upon recommendation of the Employee Benefits Committee. Amounts vested are to be paid to Messrs. Cumming and Steinberg on January 1, 2003, unless payment is accelerated by the Board. Any amount unvested will be returned to the Company. The amounts in the escrow accounts are invested at the direction of the Company, which is entitled to receipt of the investment income.



                                       11



               As required under the agreements, Messrs. Cumming and Steinberg timely filed a tax election resulting in their 1993 recognition for tax purposes of the full $4,000,000 placed in escrow. As a result, for tax purposes Messrs. Cumming and Steinberg reported income equal to the amount of the escrowed funds, and the Company deducted that amount for 1993. As permitted under the agreements, Messrs. Cumming and Steinberg directed that the Company's tax withholding obligation be paid with funds from the escrow accounts, leaving a reduced amount available for actual distribution to Messrs. Cumming and Steinberg from the escrow accounts as bonus compensation. The application of the escrow funds toward satisfaction of the Company's withholding obligation had no affect on the vesting schedule; accordingly, in the event either Mr. Cumming or Mr. Steinberg does not ultimately become fully vested in the respective amount placed in escrow, to the extent the funds remaining in escrow are less than the unvested portion for such person, Mr. Cumming and/or Mr. Steinberg, as the case may be, will be obligated to repay such deficiency to the Company.

               The funds placed in escrow will be reported in the table in the appropriate columns for those years in which amounts are released from the escrow accounts.

     (7) Consists of contributions by the Company to a defined contribution 401(k) plan.

     (8) Effective October 30, 1995, in connection with his relocation to Moscow, Mr. Hershfield ceased to be an executive officer of the Company. See "Certain Relationships and Related Transactions," below.

     (9) The Company and Mr. Hershfield have entered into an agreement pursuant to which all but $88,154 of such compensation has been deferred. Amounts deferred bear interest at a rate equal to the 1-year Treasury bill rate, reset quarterly, and are payable to Mr. Hershfield in the year immediately following the last calendar year in which he is treated as a Russian resident for Russian tax purposes, subject to prepayment at the Company's option in certain circumstances.

     (10) Includes (i) $73,000 which has been deferred under the same terms as described in footnote (9) above and (ii) $100,000 placed in escrow by the Company for the benefit of Mr. Hershfield in connection with his relocation to Moscow. The escrowed funds will not vest in Mr. Hershfield until the first day of the calendar year in which Mr. Hershfield is no longer treated as a Russian resident for tax purposes. The amounts in the escrow account will be invested at the direction of the Company, which will be entitled to receipt of the investment income.

     (11) Consists of $3,750 of contributions by the Company to a defined contribution 401(k) plan and, in connection with the relocation of Mr. Hershfield and his family to Moscow, $4,500 monthly rental for the lease of Mr. Hershfield's United States residence.

                                       12

                 AGGREGATE OPTION/WARRANT EXERCISES IN 1995 AND
                   OPTION/WARRANT VALUES AT DECEMBER 31, 1995

          The following table provides information as to options and warrants exercised by each of the named executives in 1995 and the value of options and warrants held by such executives at year end measured in terms of the last reported sale price for the Common Shares on December 29, 1995 ($25.00, as reported on the New York Stock Exchange Composite Tape).


                                                                                                      Value of Unexercised
                                                                             Number of Unexercised    In-the-Money Options/
                                                                             Options/Warrants         Warrants at December 31,
                                                                             at December 31, 1995     1995
                                                                             --------------------     ----------------------
                              Number of Shares
                              Underlying Options/                            Exercisable/             Exercisable/
 Name                         Warrants Exercised         Value Realized      Unexercisable            Unexercisable
 ----                         -------------------        --------------      -------------            -------------
 Ian M. Cumming                   1,580,000               $27,995,625         0/0                      $0/0

 Joseph S. Steinberg              1,592,000                28,204,750         0/0                      $0/0

 Thomas E. Mara                      26,000                   486,375         47,728/16,000            $803,696/$130,250

 David K. Sherman                      --                       --            12,000/6,000             $195,150/$61,725

 Paul J. Borden                       3,600                    63,975         3,600/4,800              $33,600/$39,075

 Lawrence S. Hershfield                --                       --            15,000/21,000            $201,000/$138,750


                                 RETIREMENT PLAN

          The Company and certain of its affiliated companies maintain a retirement plan, as amended December 31, 1995 (the "Retirement Plan"), for certain of its employees and employees of these affiliated companies. The Retirement Plan is intended to qualify under the provisions of Section 401 of the Code. Benefits under the Retirement Plan are provided by an insurance company separate account which receives and invests company contributions. Participants are not required to make any contributions under the Retirement Plan.

          An employee is eligible for participation in the Retirement Plan after he is at least age 21 and has completed one year of service.

          For a participant employed by the Company retiring at normal retirement (age 65 with at least five years of service), the Retirement Plan provides a retirement benefit payable for life, equal to 1.25% of his final average pay up to the Covered Compensation level plus 1.75% of his final average pay in excess of the Covered Compensation level (subject to the limitations of Section 415 of the Code), times his years of credited service. The Covered Compensation level is the average of the maximum Social Security taxable wage base in the 35 years preceding retirement or termination. Final average pay is the average of the five highest consecutive years of compensation in the last ten years before retirement or termination. Years of credited service include all calendar years during which an employee has at least 1,000 hours of service while employed by the Company or an affiliate participating in the plan, but not before January 1, 1989.

        The Retirement Plan contains provisions for optional forms of payment and provides that the normal form of benefit in the case of a married participant is a benefit actuarially equivalent to an annuity for the life of the participant payable in the form of a 50% joint and survivor annuity for the participant and his spouse.

          A participant employed by the Company becomes 100% vested in his accrued benefit under the Retirement Plan after he has five years of service. If he terminates employment with less than five years of service, he will forfeit any benefits under the Retirement Plan.

          A participant employed by the Company with 10 or more years of service, who is age 55 or over, but less than age 65, and who has retired from the Company or a participating affiliate, may elect to receive an early retirement benefit. A participant with less than 10 years of service or who is under age 55, who has terminated employment with the Company or a participating affiliate may elect to receive an early deferred vested benefit. The amount of such benefits are actuarially reduced to reflect payment before age 65.

          The projected annual retirement benefits under the Retirement Plan of the executive officers named in the Summary Compensation Table, expressed in the form of a straight life annuity with no reduction for early commencement, and assuming continuous employment until age 65, are estimated as follows:

                    Ian M. Cumming . . . . . .     $17,052*
                    Joseph S. Steinberg. . . .      22,122*
                    Thomas E. Mara . . . . . .      11,097*
                    David K. Sherman . . . . .      84,549*
                    Paul J. Borden . . . . . .      62,800*
                    Lawrence S. Hershfield . .      78,966*

     ____________________

     *  The benefits shown take into account limitations contained in
     Section 415 of the Code, and other limits on plan benefits that exist because of distributions received from a prior plan terminated as of December 31, 1988.


                              EMPLOYMENT AGREEMENTS

          The Company has employment agreements with Messrs. Cumming and Steinberg that provide for Mr. Cumming's employment as Chairman of the Board and Chief Executive Officer of the Company and for Mr. Steinberg's employment as President and Chief Operating Officer of the Company through June 30, 2003 at annual salaries of $500,000 (subject to cost of living adjustments), plus such additional compensation as may be voted by the Board of Directors of the Company. Messrs. Cumming and Steinberg are entitled to participate in all incentive plans of the Company and other subsidiary and affiliated companies, and the Company has agreed to carry at its expense term life insurance policies on their lives in the amount of $1,000,000 each, payable to such beneficiaries as each of Messrs. Cumming and Steinberg shall designate. Under the agreements, if there is a change in control of the Company and if either the employment of Messrs. Cumming or Steinberg is terminated by the Company without cause or Messrs. Cumming or Steinberg terminates his employment within one year of certain occurrences (such as the appointment or election of another person to his offices, the occurrence of the aggregate compensation and other benefits to be received by him for any twelve full calendar months falling below 115% of that received by him during the comparable preceding period, or a change in the location of his principal place of employment), Messrs. Cumming or Steinberg will be entitled to receive a severance allowance equal to the remainder of the aggregate annual salary (as adjusted for increases in the cost of living) that he would have received under his employment agreement.
     In addition, the Company or its successors will continue to carry through the scheduled termination of the employment agreements the life insurance payable to the beneficiaries of Messrs. Cumming and Steinberg.

          For information concerning certain compensation awards placed in escrow for the benefit of Messrs. Cumming and Steinberg, see footnotes
     (3) and (6) to the Summary Compensation Table, above.

                            COMPENSATION OF DIRECTORS

          Directors who are also employees of the Company receive no remuneration for services as a member of the Board or any committee of the Board. In 1995, each director who was not an employee of the Company received a retainer of $18,000 plus $500 for each meeting of the Board and $300 for each meeting of a committee of the Board
     ($400 if a committee chairman) that he attended. In addition, under the terms of the 1992 Stock Option Plan, each non-employee director is automatically granted options to purchase 1,000 Common Shares on the date on which the annual meeting of the Company's shareholders is held each year. The purchase price of the Common Shares covered by such options is the fair market value of such Common Shares on the date of grant. These options become exercisable at the rate of 25% per year commencing one year after the date of grant. As a result of this provision, options to purchase 1,000 Common Shares (pre-stock split) at an exercise price of $46.50 (pre-stock split) per Common Share were awarded to each of Messrs. Paul M. Dougan, Lawrence D. Glaubinger, James E. Jordan and Jesse Clyde Nichols, III on May 3, 1995.

          For additional information, see "Certain Relationship and Related Transactions" and "Compensation Committee Interlocks and Insider Participation" below.


                                 INDEMNIFICATION

          Pursuant to a contract of insurance dated December 4, 1995 with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, 70 Pine Street, New York, New York 10270, the Company maintains a $20,000,000 indemnification insurance policy covering all directors and officers of the Company and its named subsidiaries. The annual premium for such insurance is $939,000. During 1995, no payments were received under the Company's indemnification insurance.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Pursuant to an agreement dated as of August 1, 1988 among the Company, Ian M. Cumming and Joseph S. Steinberg, upon the death of either Mr. Cumming or Mr. Steinberg, the Company has agreed to purchase from the respective estate up to 55% of his direct and/or indirect interest in the Company, subject to reduction in certain circumstances, not to exceed $50,000,000 in value. The agreement provides that Mr. Cumming's and Mr. Steinberg's interests in the Company will be valued at the higher of the average closing price of the Common Shares on the NYSE for the 40 trading days preceding the date of death or the net book value of the Common Shares at the end of the fiscal quarter preceding the date of death. The Company has agreed to fund the purchase of Common Shares pursuant to this Agreement by purchasing and maintaining insurance on the life of each of Messrs. Cumming and Steinberg in the aggregate face amount of $50,000,000 per individual. This agreement will expire in December 1997 (subject to earlier termination in certain circumstances). The Company has purchased the life insurance contemplated by this agreement, the premiums for which aggregated approximately $369,800 in 1995. These amounts are not included in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

          For information concerning certain compensation awards placed in escrow for the benefit of Messrs. Cumming and Steinberg, see footnotes
     (3) and (6) to the Summary Compensation Table above.

          For additional information, see "Compensation Committee
     Interlocks and Insider Participation", below.

       REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

     COMPENSATION POLICIES FOR EXECUTIVE OFFICERS (OTHER THAN IAN M. CUMMING AND JOSEPH S. STEINBERG)

          The Employee Benefits Committee of the Board of Directors (the "Committee"), consisting of Mr. Nichols (Chairman), Mr. Dougan and Mr. Jordan, each of whom is a non-employee director, awards stock options upon the recommendation of Messrs. Cumming and Steinberg, Chairman of the Board and President of the Company, respectively and recommends to the Board of Directors the compensation of Messrs. Cumming and Steinberg. Salary and bonus compensation of executive officers of the Company are determined by Messrs. Cumming and Steinberg under authority of the Board of Directors.

          The Company's compensation package for executive officers consists of four basic elements: (1) base salary; (2) annual bonus compensation; (3) long-term incentives in the form of stock options granted pursuant to the Company's 1992 Stock Option Plan; and (4) retirement benefits pursuant to the Company's Retirement Plan. Other elements of compensation include a defined contribution 401(k) plan and medical and life insurance benefits available to employees, generally.

          Each element of compensation has a different purpose. Salary and bonus payments are mainly designed to reward current and past performance. Stock options are primarily designed to provide strong incentive for superior long-term future performance and are directly linked to shareholders' interests because the value of the awards will increase or decrease based upon the future price of the Common Shares. Retirement benefits generally are designed to reward prior service.

          Base compensation of executive officers is determined by Messrs. Cumming and Steinberg consistent with the executive's office and level of responsibility, with annual salary increases, which generally amount to a small percentage of the executive's prior base salary, primarily reflecting cost of living increases. However, where appropriate to reflect an executive's increase in office and/or responsibility, annual salary increases may be significant.

          The Company's executive compensation policy emphasizes performance based compensation. Accordingly, a large percentage of annual compensation consists of bonus compensation. This ensures that compensation paid to an executive reflects the individual's specific contributions to the success of the Company, as well as the level and degree of complexity involved in his contributions to the Company (which historically often have involved restructuring newly acquired enterprises, the success of which may not be evident for several years). Bonus compensation is determined on the basis of Messrs. Cumming's and Steinberg's subjective assessment of an executive's performance, the Company's performance and each individual's contribution thereto. Bonus compensation is not based on any specific formula.

          The Company, by means of the 1992 Stock Option Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. From time to time, stock options may be awarded which, under the terms of the 1992 Stock Option Plan, permit the executive officer or other employee to purchase Common Shares at not less than the fair market value of the Common Shares on the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the Common Shares and hence, shareholder value, during the period of the option. Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. As with base salary and
_______________________

     * The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of the Proxy Statement.

     bonuses, the amount of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and the Company's performance.

          Under the provisions of Section 162(m) of the Code, the Company would not be able to deduct compensation to its executive officers whose compensation is required to be disclosed in the Company's proxy statement for such year in excess of $1,000,000 per year unless such compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," compensation generally must be paid pursuant to a pre-established objective performance criteria or standard that precludes the exercise of discretion. The Committee believes that the lack of flexibility in determining executive compensation under these requirements would not be in the best interest of the Company and accordingly, other than the 1992 Stock Option Plan (as proposed to be amended at the 1996 Annual Meeting), the Company has determined to retain its flexibility with respect to employee compensation.

          The Company believes the executive compensation program has enabled it to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. Base salaries, combined with annual variable performance based bonus awards that reflect the individual's level of responsibility, performance and contribution to the Company are important elements of the Company's cash compensation philosophy. Together with the Company's executive stock ownership, the Company's total executive compensation program not only aligns the interest of executive officers and shareholders, but permits the Company to attract talented senior management. Messrs. Cumming and Steinberg and the Board believe the program strikes an appropriate balance between short- and long-term performance objectives.

     COMPENSATION OF MESSRS. CUMMING AND STEINBERG

          The base compensation of Messrs. Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President of the Company, respectively, is set pursuant to employment agreements between the Company and each of Messrs. Cumming and Steinberg entered into as of December 28, 1993 covering the period from July 1, 1994 through June 30, 2003. See "Employment Agreements." The base salary of Messrs. Cumming and Steinberg provided for in the current employment agreements was determined by the Committee, which presented its recommendation to the entire Board of Directors (with Messrs. Cumming and Steinberg abstaining) and represents an increase over their prior base salaries, primarily reflecting cost of living increases. The Committee reviews other compensation for each of Messrs. Cumming and Steinberg and presents its recommendations thereon to the entire Board of Directors.

          The Committee met twice in 1995 to consider compensation payable to Messrs. Cumming and Steinberg. In May 1995, in connection with the 1995 Annual Shareholders Meeting, the Committee met to consider the 1994 performance bonus for Messrs. Cumming and Steinberg. As disclosed in the 1995 proxy statement, a portion of the 1994 performance bonus ($326,700 for Mr. Cumming and $330,800 for Mr. Steinberg) was determined and paid in 1994. This had been done to permit the Company to take advantage of the maximum 1994 federal deduction available to the Company resulting from the application of
     Section 162(m) of the Code, which limits to $1 million per employee per year the deductibility of non-performance based compensation payable to each of the Company's five most highly compensated employees.

          The Committee's ultimate determination of 1994 performance bonuses for Messrs. Cumming and Steinberg was based upon their subjective assessment of the performance of Messrs, Cumming and Steinberg and the performance of the Company. In making this assessment, the Committee reviewed certain financial information, including information concerning the historical relationship between the Company's audited pre-tax income and annual bonuses paid to Messrs. Cumming and Steinberg. The Committee determined that a performance bonus of $950,000 (representing approximately .95% of 1994 audited pre-tax income for each of Messrs. Cumming and Steinberg, which was not inconsistent with the relationship between prior years' performance bonuses awarded to Messrs. Cumming and Steinberg and the audited pre-tax income for such years) was appropriate for 1994. Thereafter, the Committee unanimously recommended to the Board of Directors that such annual bonuses be awarded to Messrs. Cumming and Steinberg.

          The Committee then considered whether to use the funds in the 1992 Escrow to pay the unpaid portion of the recommended 1994 performance bonus (after giving effect to the 1994 bonus payment made in 1994). The Committee noted that the Escrows were established to provide the Company with a fund for which the Company had already received a tax deduction (and on which Messrs. Cumming and Steinberg had already paid their respective withholding taxes) from which compensation in excess of the Section 162(m) deduction limitation could be paid. The Committee also noted that any payments from the 1992 Escrow would not be applied toward the Section 162(m) deduction limitation threshold. The Committee was advised that funds had vested under the 1992 Escrow to each of Messrs. Cumming and Steinberg and that no funds had vested under the 1993 Escrow. After considering the acceleration and vesting provisions of the 1992 Escrow and various payment alternatives, the Committee determined to pay the balance of the recommended 1994 performance bonus out of the 1992 Escrow and recommended the acceleration of payment of such bonus out of previously vested funds from the 1992 Escrow (after giving effect to withholding taxes previously paid by each of Messrs. Cumming and Steinberg).

          Thereafter, based upon the Committee's recommendation and the factors considered by the Committee, the Board of Directors approved (with Messrs. Cumming and Steinberg abstaining) the recommended 1994 performance bonus and the acceleration of payment from the 1992 Escrow of so much of the previously vested amount necessary to pay such bonuses to Messrs. Cumming and Steinberg.

          To permit the Company to take full advantage of the maximum 1995 federal tax deduction available to the Company in respect of compensation to Messrs. Cumming and Steinberg, the Committee met again in December 1995 to consider the acceleration and payment of a portion of the expected 1995 performance bonus for each of Messrs. Cumming and Steinberg.

          At its December 1995 meeting, the Committee was advised that without acceleration of any bonus payments into 1995, total compensation (including the tax value of perquisites) to be paid in 1995 to each of Messrs. Cumming and Steinberg would be approximately $660,000, thereby falling short of the $1 million maximum amount deductible by the Company. The Committee determined that the performance bonus ultimately to be paid to each of Messrs. Cumming and Steinberg for 1995 would be at least $340,000 and that total 1996 compensatory payments (including bonuses) to each of Messrs. Cumming and Steinberg would likely be at least equal to $1 million. In view of the foregoing, the Committee determined that it would be prudent for the Company to accelerate into 1995 the payment and deductibility of approximately $340,000 of the 1995 bonus amounts for each of Messrs. Cumming and Steinberg. If the $340,000 amount had not been accelerated, assuming amounts paid to Messrs. Cumming and Steinberg in 1996 and any subsequent year will exceed $1 million, the Company would have forfeited an opportunity to avail itself of the full $1 million allowable deduction for 1995. The Committee determined not to recommend early vesting and payment of any funds in the 1992 Escrow or the 1993 Escrow, each of which was established to fund compensatory payments to Messrs. Cumming and Steinberg in excess of deductible amounts, because 1995 payments to each of Messrs. Cumming and Steinberg did not exceed deductible amounts and use of such funds would not provide the Company with any tax deductions (all of which were taken by the Company in the year in which each such escrow was created). Furthermore, failure to accelerate payment of a portion of the 1995 bonus likely would have placed the Company in a position to withdraw funds prematurely from the 1992 Escrow or the 1993 Escrow, thereby unnecessarily depleting the availability of such funds for use in future years. For additional information with respect to the escrow accounts referred to above, see "Executive Compensation -- Summary Compensation Table" above.

          The Committee unanimously approved the payment to each of Messrs. Cumming and Steinberg of so much of the performance bonus to be paid for services rendered to the Company for 1995 as is necessary to bring up to $1 million the total compensation (for tax purposes) paid to each of Messrs. Cumming and Steinberg in 1995 (approximately $275,245 for Mr. Cumming and $339,644 for Mr. Steinberg) and recommended that the Board of Directors approve such action.

          Thereafter, based upon the Committee's recommendation and the factors considered by the Committee, the Board of Directors, acting by unanimous written consent, approved the recommended award of a portion of the 1995 performance bonuses to each of Messrs. Cumming and Steinberg. The consent noted that the signatures of Messrs. Cumming and Steinberg appeared solely to permit the Board of Directors to act by unanimous written consent, that Messrs. Cumming and Steinberg would have abstained on the matters approved thereby had they been considered at a meeting of the Board, that Messrs. Cumming and Steinberg were consenting to the subject action based solely upon the consent of the other members of the Board and that the signatures of Messrs. Cumming and Steinberg would not be effective unless and until the consent was signed by all other members of the Board of Directors.

          The Committee and the Board of Directors intend to consider the full 1995 performance bonus for each of Messrs. Cumming and Steinberg at the 1996 organizational meeting of the Board following the Meeting. In so doing, the Committee intends to consider amounts held in the 1992 Escrow and the 1993 Escrow for each of Messrs. Cumming and Steinberg. Accelerated payments from these escrows are intended to be included as part of bonus compensation that is paid to Messrs. Cumming and Steinberg and is not intended as compensation in addition to salaries and bonuses. As provided in the Escrow Agreements, given the underlying objective of the arrangements, in deciding upon early vesting and payment, the Board and the Committee can consider tax law changes, if any, actually enacted and the costs and benefits to the Company of initiating and maintaining the arrangements and of accelerating payments and vesting thereunder.

          The Committee consists of Jesse Clyde Nichols, III, Chairman, Paul M. Dougan and James E. Jordan.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Committee consists of Jesse Clyde Nichols, III, Chairman, Paul M. Dougan and James E. Jordan.

          In January 1994, the Company acquired 50% of Symskaya Exploration, Inc. ("SEI"), a company engaged in the exploration and development of oil and gas in the Krasnoyarsk region of eastern Siberia. Equity Oil (of which Paul Dougan, a director of the Company, is President and Chief Executive Officer) owns the remaining 50% of SEI. In connection with such acquisition, the Company entered into a shareholders' agreement with Equity Oil, pursuant to which the Company has agreed to match Equity Oil's contributions to SEI, up to $6 million, for SEI's projects through the initial five year term of the agreement. Through December 31, 1995, the Company invested approximately $4,261,000 in SEI.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 1995, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that one transaction was not timely reported by David K. Sherman. Mr. Sherman subsequently filed a Form 4 to report the transaction.

                    SHAREHOLDER RETURN PERFORMANCE GRAPH**

          Set forth below is a graph comparing the cumulative total shareholder return on Common Shares against cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Financial (Multi-Line Insurance Companies) Index (the "S&P Insurance Index") for the five year period commencing December 31, 1990 (as required by the Securities and Exchange Commission). The data was furnished by Standard & Poor's Compustat Services, Inc.


     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY, S&P 500 INDEX AND S&P INSURANCE INDEX

          The following graph assumes that $100 was invested on December 31, 1990 in each of the Common Shares, the S&P 500 Index and the S&P Insurance Index and that all dividends were reinvested.

     [GRAPHIC MATERIAL OMITTED: THE COMPANY'S SHAREHOLDER RETURN PERFORMANCE
                                GRAPH IS DESCRIBED IN TABULAR DATA FORM BELOW]

                                            Value at Year End
                            --------------------------------------------------

                             1990     1991     1992    1993    1994    1995
                             ----     ----     ----    ----    ----    ----

      The Company            $100   $162.11  $349.04 $364.59  $397.94 $451.59

      S&P 500 Index           100    130.47   140.41  154.56   156.60  215.45

      S&P Insurance Index     100    133.46   152.35  170.38   179.22  263.44

_______________________

     **      The disclosure contained in this section of the Proxy
     Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                  PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN

          The Board of Directors has recommended that Shareholders approve an amendment to the 1992 Stock Option Plan to limit to 300,000 the maximum number of Common Shares with respect to which Options and or rights ("Rights") may be granted under the 1992 Stock Option Plan to any employee in any one taxable year.

          The Amendment is designed to permit stock options awarded under the 1992 Stock Option Plan to qualify as "performance based" compensation under Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of Options and Rights awarded under the 1992 Stock Option Plan. As previously discussed, under Section 162(m), compensation in excess of $1 million per year paid to any of the Company's executive officers whose compensation is required to be disclosed in the Company's proxy statement generally is not deductible unless it is "performance based" compensation. Compensation under a stock option plan will qualify as "performance based" compensation if, among other requirements, the plan limits the maximum number of shares as to which options may be granted to an employee during any calendar year, and such limitation has been approved by the company's shareholders. Other than this requirement, the Company believes the 1992 Stock Option Plan meets the requirements for compensation attributable to the 1992 Stock Option Plan to qualify as "performance based" under Section 162(m).

          The Board of Directors believes that it is important for the Company to take all steps reasonably necessary to ensure that the Company will be able to take all available tax deductions with respect to compensation resulting from Options or Rights. The Amendment was approved by the Board of Directors on November 17, 1993, subject to Shareholder approval if required to comply with final regulations relating to Section 162(m). Pursuant to such regulations (which were finalized in December 1995), Shareholder approval is required and, accordingly, is being sought at the Annual Meeting.

          If the Amendment is approved by the Company's Shareholders, it will be effective on May 14, 1996. If the Amendment is not approved by Shareholders, it will not become effective and the Company may, in the future, be unable to deduct certain compensation paid to or attributable to the 1992 Stock Option Plan in respect of certain of its executive officers.

          The following summary of the 1992 Stock Option Plan as it is proposed to be amended (the "Amended Plan") is qualified in its entirety by reference to the Amended Plan, the full text of which is set forth in Annex A hereto.

     AMENDED PLAN SUMMARY

          The Amended Plan provides for the granting of Options or Rights to purchase or acquire, in the aggregate, up to 1,000,000 Common Shares (which number is subject to adjustment in the event of stock dividends, stock splits and other contingencies) (the "Shares") during the ten-year period from June 30, 1992 through June 29, 2002. The Shares with respect to which Options or Rights may be granted may be made available from either authorized and unissued shares or treasury shares.

          The Amended Plan is administered by the Committee, which has the authority, in its discretion and subject to the express provisions of the Amended Plan (including the provisions regarding automatic grants of Options to Non-Employee Directors of the Company), to determine, among other things, the persons to receive Options or Rights, the date of grant of such Options or Rights, the number of Shares to be subject to each Option or Right, the purchase price of each Share subject to such Options or Rights and the terms and provisions of the respective Options or Rights (which need not be identical). In determining the persons to whom Options or Rights are to be granted under the Amended Plan, the Committee will consider the employee's length of service, the amount of such employee's earnings and such employee's responsibilities andduties. The Company will receive no monetary consideration for the granting of Options or Rights under the Amended Plan.

          Incentive Options and Rights may be granted only to salaried key employees of the Company or any subsidiary or parent corporation thereof now existing or hereafter formed or acquired. Non-Qualified Options and Rights may be granted to salaried key employees of the Company or any subsidiary or parent corporation thereof now existing or hereafter formed or acquired. Non-Qualified Options will be granted to Non-Employee Directors of the Company as discussed below. The aggregate number of Shares with respect to which Options and/or Rights may be granted under the Amended Plan to any employee in any one taxable year is 300,000.

          The purchase price of Shares issuable upon exercise of each Option granted pursuant to the Amended Plan will be not less than 100% of the fair market value of such Shares on the date the Option is granted, as determined by the Committee in accordance with the Amended Plan. Any Option granted under the Amended Plan may be exercised upon such terms and conditions as may be determined by the Committee, except that no Incentive Option may be exercisable more than ten years after the date on which it is granted. The Committee has the right to accelerate, in whole or in part, rights to exercise any Option granted under the Amended Plan. In the discretion of the Committee, a Right may be granted (i) alone, (ii) simultaneously with the grant of an Option (either Incentive or Non-Qualified) and in conjunction therewith or (iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

          Each Non-Employee Director of the Company (a "Director Participant") automatically is granted a Non-Qualified Option to purchase 1,000 Shares on the date on which the annual meeting of the Company's Shareholders (including any adjournments thereof) is held in each year. The purchase price of the Shares covered by the Non-Qualified Options is the fair market value of the Shares at the date of the grant. Non-Qualified Options granted to Director Participants may not be exercised for the twelve-month period immediately following the grant of such Non-Qualified Option. Thereafter, such Non-Quali-fied Option will be exercisable for the period ending five years from the date of grant of such Non-Qualified Option, subject to limitations or restrictions pursuant to the terms of the Amended Plan.

          The Amended Plan permits, in certain circumstances, the exercise of Options and Rights for a limited period following termination of employment due to death, retirement, disability or dismissal other than for cause.

          Subject to certain amendment provisions relating to Non-Qualified Options granted to Director Participants, the Amended Plan may be amended from time to time by the Board of Directors, provided that no amendment will be made, without the approval of the Shareholders, that will (i) increase the total number of Shares reserved for Options and Rights under the Amended Plan (other than an increase resulting from an adjustment for changes in capitalization such as a stock dividend or stock split), (ii) reduce the exercise price of any Incentive Option granted below the price required by the Amended Plan, (iii) modify the provisions of the Amended Plan relating to eligibility or
     (iv) materially increase the benefits accruing to participants under the Amended Plan.

          It is intended that the cash proceeds to be received by the Company from the sale of Shares pursuant to the Amended Plan will be used by the Company for general corporate purposes.

          The Board of Directors may at any time suspend or terminate the Amended Plan, provided that rights and obligations under any Option or Right granted while the Amended Plan is in effect may not be altered or impaired by suspension or termination of the Amended Plan, except upon the consent of the person to whom the Option or Right was granted.

          In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, appropriate adjustments will be made by the Committee to each outstanding Option and Right under the Amended Plan and to the maximum number of Shares which may be acquired pursuant to the exercise of Options and Rights, and the number of Shares and price per Share subject to outstanding Options or Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Committee as to these matters will be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option and any related Right shall comply with the rules of Section 424(a) of the Code (or any successor provision), and (ii) in no event shall any adjustment be made which would render any Incentive Option granted under the Amended Plan other than an "incentive stock option" for purposes of Section 422 of the Code.

          In the event of a "change in control" of the Company, as described in the Amended Plan, all then outstanding Options and Rights shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occurrence of a change in control, each Option or Right then outstanding will terminate within a specified number of days after notice to the holder, and such holder will receive, with respect to each Share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option or Right. The provisions contained in the preceding sentence will be inapplicable to an Option or Right granted within six (6) months before the occurrence of a transaction described above if the holder of such Option or Right is subject to the reporting requirements of Section 16(a) of the Exchange Act.

          Options or Rights granted under the Amended Plan are non-transferable, except by will or the laws of descent and distribution.

          FEDERAL INCOME TAX CONSEQUENCES

          Incentive Options. Incentive Options under the Amended Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

          Under the Code, the grantee of an Incentive Option generally is not subject to regular income tax upon the receipt or exercise of the Incentive Option. Special rules apply to an employee who exercises an Incentive Option by delivering Shares previously acquired pursuant to the exercise of an Incentive Option.

          For purposes of computing any alternative minimum tax liability, an employee who exercises an Incentive Option generally would be required to increase his or her "alternative minimum taxable income" by an amount equal to the excess of the fair market value of a Share at the time the Option is exercised over the exercise price and must compute his or her tax basis in the acquired Share as if such Share had been acquired through the exercise of a Non-Qualified Option (as described below). The amount of any minimum tax liability attributable to the exercise of an Incentive Option generally will be allowed as a credit offsetting regular tax liability in subsequent years.

          If, subsequent to the exercise of an Incentive Option (whether paid for in cash or in shares), the optionee holds the Shares received upon exercise for a period that exceeds the longer of two years from the date of grant or one year from the date of transfer pursuant to the exercise of such Option (the "applicable holding period"), the difference (if any) between the amount realized from the sale of such Shares and their tax basis to the holder will be taxed as long-term capital gain or loss (provided that such shares were held by the optionee as a capital asset at the time). If the holder is subject to the alternative minimum tax in the year of disposition, his or her tax basis in the Shares will be determined, for alternative minimum tax purposes, as described in the preceding paragraph. If, however, an optionee does not hold the Shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the optionee would realize ordinary income in the year of the disqualifying disposition on the excess of the fair market value of the Shares at the date the Incentive Option was exercised over the exercise price and the balance, if any, of income would be long-term capital gain (provided the holding period for the Shares exceeded one year and the optionee held the Shares as a capital asset at such time).

          A deduction will not be allowed to the employer corporation for federal income tax purposes with respect to the grant or exercise of an Incentive Option or the disposition, after the applicable holding period, of Shares acquired upon exercise of an Incentive Option. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the employer corporation in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation and is reasonable and the limitations of Sections 162(m) (as described above) and 280G of the Code (as described below) do not apply.

          Non-Qualified Options and Stock Appreciation Rights. A Non-Qualified Option is one that is not intended to qualify as an incentive stock option under Section 422(b) of the Code. An individual who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon exercise of a Non-Qualified Option an individual will be treated as having received ordinary income in an amount equal to the excess of (i) the fair market value of the Shares at the time of exercise over (ii) the exercise price.

          An individual who receives a Right will not recognize any taxable income upon the grant of such Right. Generally, upon the receipt of cash or the transfer of Shares pursuant to the exercise of a Right, an individual will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the Shares received. In certain cases, a Right may be deemed for federal income tax purposes to have been exercised prior to actual exercise.

          In view of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (i.e., the "Deferral Period") for any optionee who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company following the exercise of a Non-Qualified Option or Right. Absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the Shares pursuant to the exercise of the Option or Right to include in income, as of the transfer date, the excess (on such date) of the fair market value of such Shares over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

          The ordinary income recognized with respect to the transfer of Shares or receipt of cash upon exercise of a Non-Qualified Option or a Right under the Amended Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a Right for Shares or upon the exercise of a Non-Qualified Option, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold Shares from those that would otherwise be issuable to the individual or by tendering other Common Shares owned by the individual, valued at their fair market value as of the date that the tax withholding obligation arises. A deduction for federal income tax purposes will be allowed to the employer corporation in an amount equal to the ordinary income included by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) and 280G of the Code do not apply.

          Change in Control. As described above, upon a "change in control" of the Company (as defined in the Amended Plan), all the then outstanding Options and Rights shall immediately become exercisable.
     In general, if the total amount of payments to certain individuals in the nature of compensation that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code) equals or exceeds three times the recipient's "base amount"
     (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be nondeductible to the employer corporation and the recipient would be subject to a 20% excise tax on such portion of the payments.

     REGULATION

          The Amended Plan is neither qualified under the provisions of
     Section 401(a) of the Code, nor subject to any of the provisions of ERISA.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

               The Board of Directors recommends that the Shareholders ratify the selection of Coopers & Lybrand LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 1996. The selection of Coopers & Lybrand LLP was recommended to the Board of Directors by its Audit Committee. Coopers & Lybrand LLP are currently independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                  ANNUAL REPORT

               A copy of the Company's 1995 Annual Report to Shareholders is being furnished to Shareholders concurrently herewith.


                            PROPOSALS BY SHAREHOLDERS

               Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 1997 Annual Meeting of Shareholders must be received by the Company at 315 Park Avenue South, New York, New York 10010, Attention of Ruth Klindtworth, Secretary, no later than December 20, 1996.


                                            By Order of the Board of Directors


                                            Ruth Klindtworth
                                            Secretary

                                                                    ANNEX A







                          LEUCADIA NATIONAL CORPORATION
              1992 STOCK OPTION PLAN, AS AMENDED NOVEMBER 17, 1993

                          LEUCADIA NATIONAL CORPORATION
              1992 STOCK OPTION PLAN, AS AMENDED NOVEMBER 17, 1993


          Article
          -------

           I.    Purposes  . . . . . . . . . . . . . . . . . . . . .    A-3
          II.    Amount of Stock Subject to the Plan . . . . . . . .    A-3
         III.    Administration  . . . . . . . . . . . . . . . . . .    A-4
          IV.    Eligibility . . . . . . . . . . . . . . . . . . . .    A-5
           V.    Option Price and Payment  . . . . . . . . . . . . .    A-5
          VI.    Terms of Options and Limitations on the Right of
                 Exercise  . . . . . . . . . . . . . . . . . . . . .    A-6
         VII.    Stock Appreciation Rights . . . . . . . . . . . . .    A-7
        VIII.    Termination of Employment . . . . . . . . . . . . .    A-8
          IX.    Exercise of Options . . . . . . . . . . . . . . . .   A-10
           X.    Stock Option Grants to Director Participants  . . .   A-10
          XI.    Director Participant's Exercise of Options  . . . .   A-10
         XII.    Director Participant's Termination  . . . . . . . .   A-11
        XIII.    Director Participant's Ineligibility for Other Grants A-12
         XIV.    Amendment of Director Participant Provisions  . . .   A-12
          XV.    Use of Proceeds . . . . . . . . . . . . . . . . . .   A-12
         XVI.    Non-Transferability of Options and Stock Appreciation
                 Rights  . . . . . . . . . . . . . . . . . . . . . .   A-12
        XVII.    Adjustment of Shares; Effect of Certain Transactions  A-12
       XVIII.    Right to Terminate Employment . . . . . . . . . . .   A-13
         XIX.    Purchase for Investment . . . . . . . . . . . . . .   A-13
          XX.    Issuance of Stock Certificates; Legends; Payment of
                 Expenses  . . . . . . . . . . . . . . . . . . . . .   A-14
         XXI.    Withholding Taxes . . . . . . . . . . . . . . . . .   A-14
        XXII.    Listing of Shares and Related Matters . . . . . . .   A-15
       XXIII.    Amendment of the Plan . . . . . . . . . . . . . . .   A-15
        XXIV.    Termination or Suspension of the Plan . . . . . . .   A-15
         XXV.    Savings Provision . . . . . . . . . . . . . . . . .   A-16
        XXVI.    Governing Law . . . . . . . . . . . . . . . . . . .   A-16
       XXVII.    Partial Invalidity  . . . . . . . . . . . . . . . .   A-16
      XXVIII.    Effective Date  . . . . . . . . . . . . . . . . . .   A-16

                          LEUCADIA NATIONAL CORPORATION

              1992 STOCK OPTION PLAN, AS AMENDED NOVEMBER 17, 1993

     I.  PURPOSES

               Leucadia National Corporation (the "Company") desires to afford its directors and certain of its key employees and certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such directors and key employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

               The stock options ("Options") and stock appreciation rights ("Rights") offered pursuant to this 1992 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any director or key employee.

               The Company, by means of the Plan, seeks to retain the services of persons now holding directorships and key positions and to secure and retain the services of persons capable of filling such positions.

               The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

     II.  AMOUNT OF STOCK SUBJECT TO THE PLAN

               The total number of Common Shares of the Company which either may be purchased pursuant to the exercise of Options granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, One Million (1,000,000) of the currently authorized Common Shares, $1.00 par value per share, of the Company (the "Shares"), such number to be subject to adjustment in accordance with Article XVII of the Plan. Shares that are the subject of Rights and related Options shall be counted only once in determining whether the maximum number of Shares that may be purchased or awarded under the Plan has been exceeded.

               Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options or Rights granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options or Rights may again be subject to an Option or Right under the Plan.

               Except as provided in Articles X through XIV, XXIV, and XXVIII hereof, the Company may, from time to time during the period beginning on June 30, 1992 (the "Effective Date") and ending on June 29, 2002 (the "Termination Date"), grant to certain key employees and directors of the Company, or certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, Incentive Options, Non-Qualified Options and/or Rights under the terms hereinafter set forth.

               Provisions of the Plan that pertain to Options or Rights granted to a director or employee shall apply to Options, Rights or any combination thereof.

               As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

     III.  ADMINISTRATION

               The board of directors of the Company (the "Board of Directors") shall designate from among its members an option committee (the "Committee") to administer the Plan. The Committee shall consist of no fewer than three members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

               Any or all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"; references below to the Committee shall be deemed to include references to the Board of Directors and the Executive Committee, except as the context otherwise requires); provided, however, that all of the members of the Board of
                --------  -------
     Directors or the Executive Committee, as the case may be, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

               Subject to the express provisions of the Plan, including, without limitation, Articles X through XIV hereof, the Committee shall have authority, in its discretion, to determine the persons to whom Options or Rights shall be granted, the time when such persons shall be granted Options or Rights, the number of Shares which shall be subject to each Option or Right, the purchase price of each Share which shall be subject to each Option or Right, the period(s) during which such Options or Rights shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the persons to whom Options or Rights shall be granted and the number of Shares for which Options or Rights are to be granted to each person, the Committee shall give consideration to the length of service, the amount of earnings and the responsibilities and duties of such person.

               Subject to the express provisions of the Plan, including, without limitation, Articles X through XIV hereof, the Committee also shall have authority to construe the Plan and the Options and Rights granted thereunder, to amend the Plan and the Options and Rights granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical) and Rights (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Option or Right, that the employee agree (a) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of such Option or Right for a period of six (6) months following the date of the acquisition of such Option or Right and
     (b) that in the event of termination of employment of such employee, other than as a result of dismissal without cause, such employee will not, for a period to be fixed at the time of the grant of the Option or Right, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the

     Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof. In no event will an employee or a director who is subject to the reporting requirements of Section 16(a) of the Exchange Act be entitled to sell or otherwise dispose of any Shares acquired pursuant to exercise of any such Options or Rights for a period of six (6) months from the date of the acquisition of such Options or Rights.

               The determination of the Committee on matters referred to in this Article III shall be conclusive.

               The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board of Directors, the Executive Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award of Options or Rights granted hereunder.

     IV.  ELIGIBILITY

               Options and Rights may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except as hereinafter provided, and Non-Qualified Options shall be granted to non-employee directors of the Company (including former officers or key employees) ("Director Participants") only pursuant to and in accordance with the provisions of Articles X through XIV hereof. Any person who shall have retired from the active employment by the Company or any subsidiary corporation or parent corporation of the Company, although such person shall have entered into a consulting contract with the Company or a subsidiary corporation or parent corporation of the Company, shall not be eligible to receive an Option or Right.

               The Plan does not create a right in any person to participate in the Plan, nor does it create a right in any person to have any Options or Rights granted to him or her.

               The aggregate number of Shares with respect to which Options and/or Rights may be granted under the Plan to any employee in any one taxable year is 300,000.

     V.  OPTION PRICE AND PAYMENT

               The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the fair market value per Share at the date the Option is granted; provided, however, that in the case of an Incentive Option
              --------  -------
     granted to a person who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each Share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining the stock ownership of an employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

               If the Shares are listed on a national securities exchange in the United States on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the closing quotation at which such Shares are sold on such national securities exchange on the date such Option is granted. In the event that the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

               If on the date any Option is granted a public market exists for the Shares but such Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the average of the closing bid and asked quotations in the over-the-counter market for such Shares in the United States on the date such Option is granted. In the event that there are no bid and asked quotations in the over-the-counter market in the United States for such Shares on the date such Option is granted, the fair market value per Share shall be deemed to be the average of the closing bid and asked quotations in the over-the-counter market in the United States for such shares on the closest date preceding the date such Option is granted for which such quotations are available.

               For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

               Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an Option may,
     --------  -------
     if the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company Common Shares of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares, the fair market value of the Common Shares so delivered to be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine, at the time of grant, in its sole discretion; provided, however, that (i)
                                                --------  -------
     the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option and (ii) payment for shares with a promissory note is permissible under applicable law.

     VI.  TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

               Any Option granted hereunder shall be exercisable at such
     times, in such amounts and during such period or periods as the
     Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable
     --------  -------
     after the expiration of ten (10) years from the date such Option is granted; provided, further, that in the case of an Incentive Option
              --------  -------
     granted to a person who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five
     (5) years from the date such Incentive Option is granted.

               The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

               To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

               Except to the extent otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation,
     (a) the fair market value of stock is determined as of the time the Option is granted, (b) the limitation will be applied by taking into account Options in the order in which they were granted, and (c) Incentive Options granted before 1987 shall not be taken into account.


               In no event shall an Option granted hereunder be exercised for a fraction of a Share.

               A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him for such Shares; provided, however, that until such stock certificate is
                  --------  -------
     issued, any holder of an Option using previously acquired Shares in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired Shares.

     VII.  STOCK APPRECIATION RIGHTS

               In the discretion of the Committee, a Right may be granted
     (a) alone, (b) simultaneously with the grant of an Option (either Incentive or Non-Qualified) and in conjunction therewith or in the alternative thereto or (c) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

               The exercise price of a Right granted alone shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value of one Share on the date of grant of such Right. A Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Right, by
                                        --------  -------
     its terms, shall be exercisable only when the fair market value of the Shares subject to the Right and related Option exceeds the exercise price thereof.

               Upon exercise of a Right granted simultaneously with or subsequent to an Option and in the alternative thereto, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the Right shall have been exercised. The number of Shares for which a Right shall be exercisable shall be reduced upon any exercise of a related Option by the number of Shares for which such Option shall have been exercised.

               Any Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

               A Right shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Secretary of the Company at its principal offices (the "Request"), a number of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Shares and cash, as specified in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate fair market value equal to the product of (a) the excess of the fair market value, on the day of such Request, of one Share over the exercise price per Share specified in such Right or its related Option, multiplied by (b) the number of Shares for which such Right shall be exercised; provided, however, that the Committee, in its
                         --------  -------
     discretion, may impose a maximum limitation on the amount of cash, the fair market value of Shares, or a combination thereof, which may be received by a holder upon exercise of a Right.

               Any election by a holder of a Right to receive cash in full or partial settlement of such Right, and any exercise of such Right for cash, may be made only by a Request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within thirty
     (30) days after the receipt by the Company of a Request to receive cash in full or partial settlement of a Right or to exercise such Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request.

               If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of a Right or to exercise such Right for cash, such disapproval shall not affect such holder's right to exercise such Right at a later date, to the extent that such Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such holder's right to exercise any related Option or Options granted to such holder under the Plan.

               A holder of a Right shall not be entitled to request or receive cash in full or partial payment of such Right during the first six (6) months of its term; provided, however, that such prohibition
                                 --------  -------
     shall not apply if the holder of such Right is not subject to the reporting requirements of Section 16(a) of the Exchange Act. In no event will a holder of a Right who is subject to the reporting requirements of Section 16(a) of the Exchange Act be entitled to make such a request or receive cash in full or partial payment of such Right until the Company shall have satisfied the applicable requirements of Rule 16b-3(e)(1) promulgated under the Exchange Act for the specified periods.

               For all purposes of this Article VII, the fair market value of Shares shall be determined in accordance with the principles set forth in Article V hereof.

     VIII.  TERMINATION OF EMPLOYMENT

               Upon termination of employment of any employee with the Company and all subsidiary corporations and parent corporations of the Company, any Option or Right previously granted to the employee, unless otherwise specified by the Committee in the Option or Right, shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:
                    --------  -------

               (a) if the employee shall die while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an Option or Right as herein provided, the legal representative of such employee, or such person who acquired such Option or Right by bequest or inheritance or by reason of the death of the employee, may, not later than one (1) year from the date of death, exercise such Option or Right, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option or Right; and

               (b) if the employment of any employee to whom such Option or Right shall have been granted shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such Option or Right as herein provided, such employee shall have the right to exercise such Option or Right so granted in respect of any or all of such number of Shares as specified by the Committee in such Option or Right, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause, and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

               In no event, however, shall any person be entitled to exercise any Option or Right after the expiration of the period of exercisability of such Option or Right, as specified therein.

               If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option or Right granted hereunder shall, unless otherwise specified by the Option Committee in the Option or Right, forthwith terminate with respect to any unexercised portion thereof.

               If an Option or Right granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option or Right granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option or Right.

               For the purposes of the Plan, the term "for cause" shall mean (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein; or (b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company, or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the employee by the Committee.

               For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option or Right, such individual shall not be entitled to exercise such Option or Right during such period and while the employment is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

               A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

               In the event of the complete liquidation or dissolution of a subsidiary corporation, or if such corporation ceases to be a subsidiary corporation, any unexercised Options or Rights theretofore granted to any person employed by such subsidiary corporation will be deemed cancelled unless such person is employed by the Company or by any parent corporation or another subsidiary corporation after the occurrence of such event. If an Option or Right is to be cancelled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding unexercised Options, and such holder will have the right to exercise such Options or Rights in full (without regard to any limitation set forth or imposed pursuant to Article VI) during the thirty
     (30) day period following notice of such cancellation.

     IX.  EXERCISE OF OPTIONS

               Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and accompanied by payment of the purchase price. Subject to the terms of Articles XIX, XX and XXII hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

     X.  STOCK OPTION GRANTS TO DIRECTOR PARTICIPANTS

               Subject to the terms and conditions of Articles X through XIV hereof, commencing with the Annual Meeting of stockholders of the Company to be held in 1992, each Director Participant of the Company shall automatically be granted a Non-Qualified Option to purchase 1,000 Shares on the date on which the annual meeting of the Company's stockholders including any adjournments thereof is held in each year. The purchase price of the Shares covered by the Non-Qualified Options granted pursuant to this
     Article X shall be the fair market value of such Shares on the date of grant.

     XI.  DIRECTOR PARTICIPANT'S EXERCISE OF OPTIONS

               A Non-Qualified Option granted to any Director Participant of the Company shall not be exercisable for the twelve-month period immediately following the grant of such Non-Qualified Option. Thereafter, the Non-Qualified Option shall be exercisable for the period ending five years from the date of grant of such Non-Qualified Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

               If, in any year of the Non-Qualified Option, such Non-Qualified Option shall not be exercised for the total number of Shares available for purchase during that year, the Non-Qualified Option shall not thereby terminate as to such unexercised portion, but shall be cumulative. As used herein, the term "year of the Non-Qualified Option" shall mean a one (1) year period commencing with the date of, or the anniversary of the date of, the granting of such Non-Qualified Option.

     XII.  DIRECTOR PARTICIPANT'S TERMINATION

               If a Director Participant's service as a director of the Company is terminated any Non-Qualified Option previously granted to such Director Participant shall, to the extent not theretofore exercised, terminate and become null and void; provided, however,
                                                    --------  -------
     that:

               (a) if a Director Participant holding an outstanding Non-Qualified Option dies, such Non-Qualified Option shall, to the extent not theretofore exercised, remain exercisable for one (1) year after such Director Participant's death, by such Director Participant's legatee, distributee, guardian or legal or personal representative; and

               (b) if the service of a Director Participant to whom such Non-Qualified Option shall have been granted shall terminate by reason of (i) such Director Participant's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company, or (iii) failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, while such Director Participant is entitled to exercise such Non-Qualified Option as herein provided, such Director Participant shall have the right to exercise such Non-Qualified Option so granted in respect of any or all of such number of Shares subject to such Non-Qualified Option at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of
          (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, and
          (Y) one (1) year after the date of termination of service in the case of termination by reason of disability; and

               (c) if the Director Participant shall die during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) above and at a time when such Director Participant was entitled to exercise a Non-Qualified Option as herein provided, the legal representative of such Director Participant, or such person who acquired such Non-Qualified Option by bequest or inheritance or by reason of the death of the Director Participant may, not later than one (1) year from the date of death, exercise such Non-Qualified Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares subject to such Non-Qualified Option.

               In no event, however, shall a Director Participant be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

     XIII.  DIRECTOR PARTICIPANT'S INELIGIBILITY FOR OTHER GRANTS

               Any Director Participant eligible to receive an Option pursuant to Article X hereof shall be ineligible to receive any other grant or award under any other Article of this Plan.

     XIV.  AMENDMENT OF DIRECTOR PARTICIPANT PROVISIONS

               Articles X through XIV of the Plan shall not be amended more than one time in any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

     XV.  USE OF PROCEEDS

               The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

     XVI.  NON-TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

               Neither an Option nor a Right granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option or Right granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except to the extent provided above, Options and Rights may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     XVII.  ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

               Notwithstanding any other provision contained herein, in
     the event of any change in the Shares subject to the Plan or to any Option or Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company), appropriate adjustments shall be made by the Committee as to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options and Rights, the maximum number of shares for which Options or Rights may be granted to any one employee or the directors of the Company as a group, and the number of Shares and price per Share subject to outstanding Options or Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Committee as to these matters shall be conclusive; provided, however, that (a) each such adjustment
                          --------  -------
     with respect to an Incentive Option and any related Right shall comply with the rules of Section 424(a) of the Code (or any successor provision), and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

               In the event of a "change in control" of the Company, all then outstanding Options and Rights shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company occurs if (a) more than fifty percent (50%) of the total combined voting power of all classes of stock of the Company normally entitled to vote for the election of directors of the Company is acquired by another person, firm or corporation or by a cooperating group of such individuals or entities, (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, or (c) the Board of Directors approves a consolidation or merger of the Company with another corporation, the consummation of which would result in the occurrence of an event described in clause (a) above.

               The Committee, in its sole discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option or Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option or Right, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option or Right; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option or Right granted within six (6) months before the occurrence of a transaction described above if the holder of such Option or Right is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     XVIII.  RIGHT TO TERMINATE EMPLOYMENT

               The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment or directorship of any holder of an Option or Right and it shall not impose any obligation on the part of any holder of an Option or Right to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof. Termination of service of a Director Participant shall be governed by the provisions of Article XII hereof.

     XIX.  PURCHASE FOR INVESTMENT

               Except as hereinafter provided, the Committee may require the holder of an Option or Right granted hereunder, as a condition of exercise of such Option or Right, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (x) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (y) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

               Nothing herein shall be construed as requiring the Company to register Shares subject to any Option or Right under the Securities Act. In addition, if at any time the Committee shall determine that the listing or qualification of the Shares subject to such Option or Right on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Option or Right, or the issuance of Shares thereunder, such Option or Right may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     XX.  ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

               Upon any exercise of an Option or Right which may be granted hereunder and, in the case of an Option, payment of the purchase price, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option or Right and shall be delivered to or upon the order of such person.

               The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act,
     (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or
     (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

               The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

               All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

     XXI.  WITHHOLDING TAXES

               The Company may require an employee exercising a Right or a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the
     Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs such employee may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Right or Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Right or Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering Shares previously issued pursuant to the exercise of an Option or Right or other shares of the Company's common stock owned by the holder or (c) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld Shares and other Shares tendered in payment should be valued at their fair market value (determined in accordance with the principles set forth in Article V hereof) on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized to effect any such withholding upon exercise of a Non-Qualified Option or Right by retention of shares issuable upon such exercise having a fair market value at the date of exercise (as determined under Article V) which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized
               --------  -------
     to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

     XXII.  LISTING OF SHARES AND RELATED MATTERS

               The Board of Directors may delay any issuance or delivery of Shares if it determines that listing, registration or qualification of Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

     XXIII.  AMENDMENT OF THE PLAN

               The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (a) increase the total number of Shares reserved for Options and Rights under the Plan (other than an increase resulting from an adjustment provided for in Article XVII hereof), (b) reduce the exercise price of any Incentive Option granted hereunder, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as incentive stock options within the meaning of Section 422 of the Code and the Treasury regulations promulgated thereunder. The rights and obligations under any Option or Right granted before amendment of the Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Plan or the Option or Right without the consent of the holder of such Option or Right. Amendment of the Plan relating to Director Participants shall be governed by Article XIV hereof.

     XXIV.  TERMINATION OR SUSPENSION OF THE PLAN

               The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Article XXVIII or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options and Rights may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option or Right granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option or Right was granted. The power of the Committee to construe and administer any Options or Rights granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

     XXV.  SAVINGS PROVISION

               With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     XXVI.  GOVERNING LAW

               The Plan, such Options and Rights as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time obtaining.

     XXVII.  PARTIAL INVALIDITY

               The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

     XXVIII.  EFFECTIVE DATE

               The Plan shall become effective at 9:00 A.M., New York City time, on the Effective Date; provided, however, that if the Plan is
                                  --------  -------
     not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting or by unanimous written consent within twelve (12) months after the Effective Date, the Plan and any Options or Rights granted thereunder shall terminate.

     NYFS04...:\30\76830\0001\1980\PLN2296K.570

                                      PROXY

                          LEUCADIA NATIONAL CORPORATION


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1996 AT 1:00 P.M.

     The undersigned shareholder of Leucadia National Corporation (the "Company") hereby appoints Ian M. Cumming, Joseph S. Steinberg and Ruth Klindtworth and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York on May 14, 1996 at 1:00 p.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

     Receipt of the Notice of Annual Meeting of Shareholders dated April 18, 1996, the Proxy Statement furnished herewith, and a copy of the Annual Report to Shareholders for the year ended December 31, 1995 is hereby acknowledged.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND PURSUANT TO ITEM 4.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                       Please mark your
                                                       votes as indicated  [X]
                                                       in this example



ITEM 1.  Election of Directors.  FOR all nominees listed   WITHHOLD AUTHORITY to
THE BOARD OF DIRECTORS           below (except as marked   vote for all nominees
RECOMMENDS A VOTE FOR THE        to the contrary hereon).  listed below.
NOMINEES LISTED BELOW.
                                           [ ]                     [ ]

NOMINEES: IAN M. CUMMING, PAUL M. DOUGAN, LAWRENCE D. GLAUBINGER, JAMES E. JORDAN, JESSE CLYDE NICHOLS, III AND JOSEPH S. STEINBERG. (Instructions: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


- -----------------------------------------------------------------


ITEM 2.  Approval of an amendment to the Company's
1992 Stock  Option  Plan to limit to  300,000  the
maximum number of the Company's common shares, par   FOR     AGAINST     ABSTAIN
value  $1.00  per  share,  with  respect  to which
options  and/or  rights may be  granted  under the   [ ]       [ ]         [ ]
1992 Stock Option Plan to any individual in any one taxable year.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL.
                                         ---


ITEM 3. Ratification of the selection of Coopers &   FOR     AGAINST     ABSTAIN
Lybrand as  independent  auditors of Leucadia  for
1996.                                                [ ]       [ ]         [ ]



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.
                                         ---


ITEM 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournment thereof.




SIGNATURE(S)_________________________________________________DATE: _____________
NOTE:THE SIGNATURE  SHOULD AGREE WITH THE NAME ON YOUR STOCK
     CERTIFICATE.   IF   ACTING   AS   ATTORNEY,   EXECUTOR,
     ADMINISTRATOR,  TRUSTEE,  GUARDIAN, ETC., YOU SHOULD SO
     INDICATE WHEN SIGNING.  IF THE SIGNER IS A CORPORATION,
     PLEASE SIGN THE FULL CORPORATE NAME BY DULY  AUTHORIZED
     OFFICER.  IF SHARES ARE HELD JOINTLY,  EACH SHAREHOLDER
     SHOULD SIGN.